UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 15, 2013

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Today, Seagate Technology International, a wholly-owned subsidiary of Seagate Technology plc, announced that it has elected to redeem all of its remaining outstanding 10.00% Senior Secured Second-Priority Notes due 2014 (the “Notes”).  As of the date hereof, the outstanding principal amount of the Notes is $319,539,000.  The Notes will be redeemed on May 1, 2013 (the “Redemption Date”) at a price equal to the sum of (A) 100% of the principal amount of the Notes redeemed plus (B) a premium equal to one-half the annual coupon thereon.  As the Redemption Date is also a regular interest payment date, accrued and unpaid interest to the Redemption Date will be paid on the Redemption Date to holders of record on the interest record date, April 15, 2013, in accordance with the terms of the Notes.  Seagate Technology International delivered a redemption notice to Wells Fargo Bank, National Association, in its capacity as trustee under the Indenture, which redemption notice was mailed to holders of the Notes in accordance with the requirements of the Indenture on March 15, 2013. Today Seagate Technology International also irrevocably deposited with the Trustee the necessary funds for such redemption and interest payment, in order to satisfy and discharge its obligations under the Indenture upon such deposit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ KENNETH M. MASSARONI

Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

Date: March 15, 2013

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